Exhibit 99.2

Hertz Global Holdings to Hold Conference Call Regarding Proposed Acquisition of Dollar Thrifty

PARK RIDGE, NJ, May 9, 2011 (MARKETWIRE via COMTEX) -- Hertz Global Holdings, Inc. (NYSE: HTZ), the parent company of The Hertz Corporation, the world's largest general use airport car rental company and a leading equipment rental company in the United States and Canada, will hold a conference call later today to discuss its proposed acquisition of Dollar Thrifty Automotive Group, Inc. (NYSE: DTG).

The call will be held at 8:30 a.m. ET and will remain available for audio replay one hour following the conclusion of the call until May 23rd.

A press release detailing the proposed acquisition can be found at www.hertz.com/investorrelations.

Conference Call Dial-In Information:
Time/Date:	8:30 a.m. ET, Monday May 9, 2011
Phone:	(800) 288-9626 (U.S.)
(612) 332-0802 (International)
Conference Title:	Hertz Update
Passcode:	203997

The call can be accessed by providing the title or passcode to the operator.
Replay Dial-In Information:
Phone:	(800) 475-6701 (U.S.)
(320) 365-3844 (International)
Passcode:	203997

This call will also be available through a live audio webcast. This webcast can be accessed through a link on the Investor Relations section of the Hertz website, www.hertz.com/investorrelations.

About Hertz

Hertz is the world’s largest general use car rental brand, operating from approximately 8,500 locations in approximately 150 countries worldwide. Hertz is the number one airport car rental brand in the U.S. and at 83 major airports in Europe, operating both corporate and licensee locations in cities and airports in North America, Europe, Latin America, Asia, Australia and New Zealand. In addition, Hertz has licensee locations in cities and airports in Africa and the Middle East. Product and service initiatives such as Hertz #1 Club Gold(R), NeverLost(R) customized, onboard navigation systems, SIRIUS XM Satellite Radio, and unique cars and SUVs offered through Hertz’s Adrenaline, and Green Traveler Collections, set Hertz apart from the competition. In 2008, Hertz launched Connect by Hertz, entering the global car sharing market in London, New York City and Paris. Hertz also operates one of the world’s largest equipment rental businesses, Hertz Equipment Rental Corporation, offering a diverse line of equipment, including tools and supplies, as well as new and used equipment for sale, to customers ranging from major industrial companies to local contractors and consumers from approximately 320 branches in the United States, Canada, China, France, Spain, Saudi Arabia and Italy.

Additional information

Hertz Global Holdings, Inc. (“Hertz”) has filed a Registration Statement on Form S-4 and will file a Tender Offer Statement on Schedule TO (collectively, with the accompanying Letter of Transmittal and related documents, the “Exchange Offer Documents”) with the Securities and Exchange Commission (the “SEC”) in connection with the proposed offer (the “Exchange Offer”) by HDTMS, Inc., a wholly owned subsidiary of Hertz, to exchange each issued and outstanding share of common stock of Dollar Thrifty Automotive Group, Inc. (“Dollar Thrifty”) for $57.60 in cash and 0.8546 shares of Hertz common stock. The Exchange Offer has not yet formally commenced. This communication is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of Dollar Thrifty common stock, nor is it a substitute for the Exchange Offer Documents. The Exchange Offer will be made only through the Exchange Offer Documents.

Security holders and investors may obtain, when available, any of the foregoing documents, including the Exchange Offer Documents, for free by visiting EDGAR on the SEC website at www.sec.gov. The Exchange Offer Documents will also be available free of charge from Hertz following commencement of the Exchange Offer. SECURITY HOLDERS AND INVESTORS OF HERTZ AND DOLLAR THRIFTY ARE URGED TO READ ANY SUCH DOCUMENTS CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY INVESTMENT DECISION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.